UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 9, 2015

UNITED CANNABIS CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

000-54582	1600 Broadway, Suite 1600 Denver, CO 80202	26-1391338
(Commission File Number)	(Address of Principal Executive Offices and Zip Code)	(IRS Employer Identification Number)

(407) 432-2547
(Registrant’s telephone number, including area code)

Suite 200-883 9249 South Broadway Highlands Ranch, CO 80129
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 9, 2015, the Board of Directors awarded 200,000 stock options to each of its three executive officers, Earnest Blackmon, Tony Verzura and Chad Ruby.  The options have a ten year term, vest immediately and the exercise price is $.70 per share which was the closing price of the Company’s common stock on January 8, 2015.  The options may not be exercised unless and until the Company’s shareholders have approved the 2014 Stock Incentive Plan.

On January 28, 2015, the Company’s Board of Directors voted to set the annual salary level for its three executive officers at $200,000 effective February 1, 2015, and the Board also agreed to increase the salaries an additional $1,500 per month above the $200,000 level to compensate the executive officers for miscellaneous out-of-pocket employee benefits with this increase effective on January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CANNABIS CORPORATION

Date:  February 12, 2015

By:

/s/ Chad Ruby

Chad Ruby

Chief Operating Officer